UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 28, 2005

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410

(Address and zip code of principal executive offices)

(561) 630-6336

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2005 Annual Meeting of Shareholders of Correctional Properties Trust (the “Company”) held on April 28, 2005, the shareholders of the Company approved the Amended and Restated 2002 Stock Plan (formerly the 2002 Stock Option Plan), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference (the "Plan").

On April 28, 2005, the Company granted under the Plan to Charles R. Jones, its President and Chief Executive Officer, 2,000 restricted common shares of which 1,000 are subject to vesting in four equal annual installments commencing on April 30, 2006. The remaining 1,000 shares vest in four equal annual installments commencing on April 30, 2006, subject to the achievement of certain financial and performance goals of the Company by December 31, 2005. The Company also granted under the Plan to David J. Obernesser, its Senior Vice President and Chief Financial Officer, 1,500 restricted common shares that are subject to vesting in four equal annual installments commencing on April 30, 2006. Messrs. Jones and Obernesser are entitled to immediate dividend and voting rights on these shares.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description

10.1	Correctional Properties Trust Amended and Restated 2002 Stock Plan

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST
May 4, 2005	By:	/s/ David J. Obernesser
David J. Obernesser
Senior Vice President and Chief Financial Officer

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